U.S. Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report: June 9, 2003

CHURCH LOANS & INVESTMENTS TRUST

(Exact name of Registrant as specified in charter)

Texas (State or other jurisdiction of incorporation or organization)	0-8117 (Commission File Number)	75-6030254 (I.R.S. Employer Identification Number)

5305 I-40 West
Amarillo, Texas 79106 806-358-3666 (Address, including zip code and telephone number, including area code of Registrant's principal executive offices)

Item 1. Other Events

            Pursuant to authority granted by the Board of Trust Managers of the Trust, on Tuesday, June 3, 2003, the Strategic Planning Committee of the Board of Trust Managers authorized the Trust to proceed to register an offering of an additional seven (7) million shares of beneficial interest in the Trust at a price of $3.00 per share. It is the intent of the Trust to immediately pursue the registration of such offering of shares.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH LOANS & INVESTMENTS TRUST

By	/s/ M. Kelly Archer ______________________________ M. Kelly Archer, President and Chief Financial Officer	Dated: June 9, 2003